UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2008

Old Dominion Freight Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Old Dominion Way, Thomasville, North Carolina		27360
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(336) 889-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Old Dominion Freight Line, Inc. (the "Company") has two reportable events under Item 5.02(e) relating to Employment Agreements for certain key executives and the Old Dominion Freight Line, Inc. Performance Incentive Plan. These events are described in further detail below.

Employment Agreements:

On May 28, 2008, the Board of Directors (the "Board") of the Company approved and entered into an Amended and Restated Employment Agreement (the "Agreement") with each of Earl E. Congdon (Executive Chairman of the Board), John R. Congdon (Vice Chairman of the Board and Senior Vice President), David S. Congdon (President and Chief Executive Officer) and John B. Yowell (Executive Vice President and Chief Operating Officer). Each Agreement provides for the continued employment of the executive in his present capacity with the Company and the terms and conditions relating to such employment. The definition of capitalized terms in the following description, if not so defined, may be found in the Agreements. The Compensation Committee of the Board previously had approved, and recommended that the Board approve, the Agreements.

The following descriptions are summaries of the material terms and conditions of the Agreements. These summaries are not intended to be complete, and are qualified in their entirety by reference to each separate Agreement, copies of which are attached hereto as Exhibits 10.17.6, 10.17.7, 10.17.8 and 10.17.9 and incorporated herein by reference.

Agreements with Earl E. Congdon and John R. Congdon:

The Agreements with Earl E. Congdon and John R. Congdon are effective June 1, 2008 and shall continue until the earliest of (i) May 31, 2010; (ii) the death of the executive; (iii) either party’s exercise of the 120-day Notice Exception; (iv) termination For Cause, which generally refers to termination resulting from (a) habitual intoxication that adversely affects job performance; (b) conviction, or plea of guilty or no contest, by the executive of theft, fraud or embezzlement from the Company; (c) conviction, or plea of guilty or no contest, of a felony involving moral turpitude that results in material harm to the Company; (d) any material act or omission by the executive involving gross malfeasance or gross negligence in the performance of his duties and responsibilities to the Company to the detriment of the Company; (e) any diversion by the executive for his personal gain of any clearly viable and significant business opportunity from the Company (other than with the prior written consent of the Board); (f) any willful violation of any provision of the Company’s Corporate Governance Guidelines, the Company’s Code of Business Conduct and Ethics or any covenant contained in the Agreements; or (g) the executive’s material violation of the requirements of the Sarbanes-Oxley Act of 2002 or any other federal or state securities law, rule or regulation; (v) termination resulting from total disability; or, for Earl E. Congdon solely, (vi) the date Mr. Earl Congdon fails to be elected by the shareholders of the Company to serve as a member of the Board at the Company’s annual shareholder meeting or any substitute meeting duly called in accordance with the Company’s bylaws.

Each executive may terminate his employment without providing 120 days notice if the notice of termination is within 12 months of a Change of Control. Generally, a Change of Control is defined in the Agreement to be either (i) the date any person or group of persons, directly or indirectly, becomes the beneficial owner of 35% or more of the combined voting power of the then outstanding shares of common stock (excluding the executive, employee benefit plans of the Company, and any member of the executive’s family unless a majority of the independent directors determines that such family member’s beneficial ownership creates a substantial threat to corporate policy or effectiveness); (ii) the date when individuals who at the beginning of any two-year period constitute the Board, plus new directors whose nomination or election was approved by two-thirds of the directors still in office at the beginning of the two-year period, cease for any reason during the two-year period to constitute at least two-thirds of the members of the Board; (iii) the date of an equity transaction that would result in the Company’s voting securities immediately prior to the transaction representing less than 60% of the combined voting power of the Company or a surviving entity immediately after the transaction; (iv) the date of complete liquidation; (v) the date of the sale or disposition of substantially all of the Company’s assets; or (vi) the date of a bankruptcy filing.

If the Company terminates the employment of either executive through exercise of the 120-day Notice Exception described above, as a result of the expiration of the term on May 31, 2010, or either executive voluntarily terminates through exercise of the 120-day Notice Exception described above, or, for Earl E. Congdon solely, as a result of the shareholders’ failure to elect him to serve on the Board, and such termination occurs within 12 months after a Change of Control, the executive is entitled to receive a lump sum payment for any compensation due but not yet paid plus a payment equal to three times the sum of his annual base salary in effect at that time and the annual bonus paid to him for the preceding calendar year under the executive profit-sharing bonus program. If employment is terminated as described above and such termination does not occur within 12 months of a Change of Control, the executive is only due any compensation earned but not yet paid through the termination date. Any amounts payable to the executive will be paid on the first day of the seventh calendar month following the month in which his termination occurs as required by Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

The Agreements provide for each executive, while employed, to (a) receive a base salary in effect as of January 1, 2008, to be reviewed annually in accordance with standard payroll practices and procedures applicable to the Company’s executive officers; (b) participate in executive profit-sharing bonus programs of the Company; (c) participate in any other bonus or incentive plans of the Company (whether now in existence or hereinafter established) in which other senior executives of the Company are entitled to participate; (d) receive a discretionary bonus if so awarded by the Board from time-to-time; (e) receive vacation and sick leave commensurate with his position and in accordance with the Company’s established policy for senior executives; and (f) participate in any and all retirement, medical, dental, vision, disability, life insurance, long-term disability insurance, nonqualified deferred compensation and tax-qualified retirement plans or any other plans or benefits offered by the Company to its senior executives generally, if and to the extent the executive is eligible to participate in accordance with the terms and provisions of any such plan or benefit program. In addition and while employed under the Agreement, Earl E. Congdon is entitled to (i) use the Company’s aircraft for personal use in accordance with the general policy of the Company as adopted from time to time by the Board; (ii) payment on his behalf for membership dues and initiation fees for membership in a private club or clubs in accordance with the general policy of the Company as adopted from time to time by the Board; and (iii) an automobile for personal and business use. John R. Congdon, while employed under the Agreement, is also entitled to endorse $2,000,000 in death proceeds on two life insurance policies owned by the Company insuring his life.

Each executive is subject to a non-competition and non-solicitation clause, which covers the term of the executive’s employment plus the twenty-four month period following such executive’s termination of employment. In addition, each executive’s bonus, incentive and/or equity-based compensation paid to him under or pursuant to the terms of the Agreement or any other plan or program of the Company will be subject to any recoupment, "claw back" or similar policy adopted by the Board after the date of the Agreement.

Agreements with David S. Congdon and John B. Yowell:

The Agreements with David S. Congdon and John B. Yowell are effective June 1, 2008 and shall continue until the earliest of (i) May 31, 2011; (ii) the death of the executive; (iii) either party’s exercise of the 90-day Notice Exception; (iv) termination For Cause, which is generally defined under "Agreements with Earl E. Congdon and John R. Congdon" above; (v) termination by the executive for Good Reason, which is generally defined as (a) a material breach by the Company of any provision of the Agreement; (b) a material reduction in the executive’s base salary; (c) the merger of the Company or transfer of a significant portion of its assets unless the successor assumes all duties and obligations of the Company under the Agreement; (d) the assignment of duties inconsistent with the executive’s position in the Company; (e) the exclusion of the executive’s participation in the Company’s employee benefit plans; (f) the transfer of the executive’s primary work location that is more than 30 miles from his current primary work location or the requirement that the executive relocate his principal residence more than 30 miles from his current primary work location; (g) the Company’s requirement for the executive to travel on business to a substantially greater extent than on the date of the Agreement; (h) for David S. Congdon only, the failure to be elected or re-elected to the Board; or (i) for David S. Congdon only, the occurrence of a Fundamental Disagreement; or (vi) termination resulting from total disability. A Fundamental Disagreement is generally defined as a material disagreement between David S. Congdon and the Board that occurs within three years after a Change of Control, concerns the strategic direction of the Company or another issue of fundamental importance to the Company and is deemed to be a Fundamental Disagreement by a majority of the members of the Board who are not also members of Mr. Congdon’s family.

If either executive terminates his employment for Good Reason or the Company terminates either executive For Cause, each party generally shall have 30 days after the receipt of the notice of termination to cure the reason given in the notice. In the event that such cure is timely and to the satisfaction of the parties, the notice of termination shall become null and void.

If termination of the employment of either executive, either voluntarily or by the Company, results in a Compensation Continuance Termination Event, as defined in the Agreements, the executive is entitled to receive his base salary through the last day of the month in which the termination date occurs and, for the three-year period following termination, his Final Average Compensation and continued coverage under the Company’s medical, dental, vision, and life insurance benefit programs. As required by Code Section 409A, the payment of such amounts will be delayed for 6 months. Final Average Compensation is the average of the executive’s base salary and executive profit-sharing bonus for the three calendar years within the five calendar-year period producing the highest average. If the termination does not result in a Compensation Continuance Termination Event, the executive is due only his base salary through the last day of the month in which the termination date occurs.

The Agreements provide for each executive, while employed, to (a) receive a base salary in effect as of January 1, 2008, to be reviewed annually in accordance with standard payroll practices and procedures applicable to the Company’s executive officers; (b) participate in executive profit-sharing bonus programs of the Company; (c) participate in any other bonus or incentive plans of the Company (whether now in existence or hereinafter established) in which other senior executives of the Company are entitled to participate; and (d) receive a discretionary bonus if so awarded by the Board from time-to-time. In addition, and while employed under the Agreement, each executive is entitled to (i) use the Company’s aircraft for personal use in accordance with the general policy of the Company as adopted from time to time by the Board; (ii) payment on his behalf for membership dues and initiation fees for membership in a private club or clubs in accordance with the general policy of the Company as adopted from time to time by the Board; (iii) an automobile for personal and business use; (iv) vacation and sick leave commensurate with his position and in accordance with the Company’s established policy for senior executives; (v) reimbursement of premiums for term life insurance coverage up to $10,000,000; and (v) participate in any and all retirement, medical, dental, vision, disability, life insurance, long-term disability insurance, nonqualified deferred compensation and tax-qualified retirement plans or any other plans or benefits offered by the Company to its senior executives generally, if and to the extent the executive is eligible to participate in accordance with the terms and provisions of any such plan or benefit program.

Each executive is subject to a non-competition and non-solicitation clause, which covers the term of the executive’s employment plus the twenty-four month period following such executive’s termination of employment. In addition, each executive’s bonus, incentive and/or equity-based compensation paid to him under or pursuant to the terms of the Agreement or any other plan or program of the Company will be subject to any recoupment, "claw back" or similar policy adopted by the Board after the date of the Agreement.

Old Dominion Freight Line, Inc. Performance Incentive Plan:

Based on a recommendation of the Compensation Committee, the Board approved the Old Dominion Freight Line, Inc. Performance Incentive Plan (the "PIP Plan") on May 28, 2008. The PIP Plan will become effective January 1, 2009. The Board had previously approved the material terms of the PIP Plan on April 11, 2008, based on a recommendation by the Compensation Committee and subject to approval by the Company’s shareholders at the Annual Meeting held on May 28, 2008. Approval by the shareholders of the material terms of the PIP Plan satisfied one of the performance-based requirements of Code Section 162(m). The discussion that follows is a summary of the material terms of the PIP Plan. This summary is not intended to be complete, and is qualified in its entirety by reference to the PIP Plan, a copy of which is attached hereto as Exhibit 10.21 and incorporated herein by reference.

Eligibility

Participants in the PIP Plan will be those employees of the Company who are selected or meet the guidelines set by the Compensation Committee. Participation shall generally be limited to employees at the departmental director level or above (including the Company’s named executive officers). Non-employee service providers and non-employee directors are not eligible to participate.

Administration; Amendment and Termination

The PIP Plan will be administered by the Compensation Committee or a subcommittee of the Compensation Committee in accordance with Code Section 162(m). The Compensation Committee will have the authority to take any action with respect to the PIP Plan, including but not limited to the authority to: (i) determine all matters related to awards, including selection of individuals to be granted awards and all other terms, conditions, restrictions and limitations of an award; and (ii) construe and interpret the PIP Plan and any related documents, establish and interpret rules and regulations for administration of the PIP Plan and make all other determinations necessary or advisable for administering the PIP Plan. The Compensation Committee may delegate authority to specified officers to grant awards and make other determinations with respect to such awards, but only with respect to matters that would not affect the deductibility under Code Section 162(m) of compensation paid to covered employees (and provided that such delegation is in accordance with applicable laws, rules and regulations).

The Board may amend, discontinue or terminate the PIP Plan in whole or in part at any time, subject to: (a) shareholder approval of any amendments if required by applicable laws, rules or regulations; and (b) participant consent if such action may adversely affect any award earned and payable under the PIP Plan at that time. However, the Board has unilateral authority to amend the PIP Plan and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules and regulations. The Compensation Committee has the authority to make adjustments to awards and performance objectives upon the occurrence of certain unusual or nonrecurring events or other similar circumstances, but does not have the discretion to increase the amount of an award payable under the PIP Plan to any participant who is a covered employee. In addition, the Compensation Committee’s authority to grant awards and authorize payments under the PIP Plan does not restrict its authority to grant compensation to employees under other Company compensation plans or programs.

Performance Objectives

Under the PIP Plan, cash incentive opportunities are based upon a participant’s fixed percentage (the "Participation Factor") of the Company’s monthly income before income taxes and the effects, if any, of changes in accounting principles, extraordinary items or discontinued operations determined in accordance with U.S. generally accepted accounting principles ("IBT") and subject to a minimum threshold of profitability before any payouts may be made. IBT includes the impact of the expense related to the estimated payout of the cash incentive for the performance period. Although the PIP Plan’s performance factor is limited to IBT, the Compensation Committee retains discretion to determine from time to time, among other things, (i) the minimum level of profitability that must be met before payments may be made and (ii) the Participation Factor for each participant. Under the PIP Plan, these determinations will generally be made by the Compensation Committee before the beginning of the next plan year (that is, calendar year), and, in any event, in accordance with Code Section 162(m) requirements applicable to covered employees. Although the Compensation Committee generally will establish the Participation Factor and minimum profitability threshold on an annual basis, the earning of cash incentive amounts under the PIP Plan will be based on one-month performance periods.

Earning and Payment of Awards; Award Limitations

As soon as practicable after the end of each monthly performance period, the Company will determine if the performance goals were met and, if so, will calculate the incentive amount payable to each participant. The formula used to calculate each participant’s monthly cash incentive amount is as follows:

Monthly IBT x PIP Plan Participation Factor = PIP Plan Monthly Payout

The Compensation Committee has the authority to change the PIP Plan Participation Factor for each participant; however, the maximum Participation Factor and, therefore, the maximum amount payable under the PIP Plan to each participant will not exceed 1.50% of IBT in each performance period. In addition, a limit of no more than 15.0% of IBT is available to be paid to the participants under the PIP Plan.

Cash incentives earned under the PIP Plan will be paid as soon as practicable following the end of the monthly performance period and determination of the amount of the award; provided, that, with respect to covered employees, the Compensation Committee (or a subcommittee) must certify to what extent the performance factors were met and the amount, if any, that was earned by each covered employee.

The Compensation Committee has discretion to reduce, modify or eliminate the amount of an award otherwise earned and payable under the PIP Plan but does not have the discretion to increase the amount of an award payable under the PIP Plan to any participant who is a covered employee.

Effect of Termination and Other Events; Covenants; Offset and Recoupment

If a participant terminates employment before the end of the performance period, the participant will forfeit the incentive (and subsequent incentives) unless the Compensation Committee determines otherwise. However, the Compensation Committee retains discretion to determine whether awards will be paid or forfeited in the event of a participant’s termination of employment or other events; provided, however, that, with respect to covered employees, any such pro rata payment may only be made following the completion of the performance period and only if (and to the extent that) the incentives would have otherwise been earned by the covered employee. In addition, the Compensation Committee may require a participant to enter into non-competition, non-solicitation, confidentiality or other similar covenants as a condition to the grant of an award or receipt of payments under the PIP Plan. Further, the Committee may reduce the amount of any payment otherwise payable to a participant under the PIP Plan by the amount of any obligation of the participant to the Company that is or becomes due and payable and any compensation payable to a participant under the PIP Plan will be subject to any recoupment, "clawback" or similar Company policy.

Performance-based Compensation — Section 162(m) Requirements

The PIP Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, the Company’s tax deduction for awards made under the PIP Plan to covered employees. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.17.6 - Amended and Restated Employment Agreement Between Old Dominion Freight Line, Inc., and Earl E. Congdon, effective as of June 1, 2008

10.17.7 - Amended and Restated Employment Agreement Between Old Dominion Freight Line, Inc., and John R. Congdon, effective as of June 1, 2008

10.17.8 - Amended and Restated Employment Agreement Between Old Dominion Freight Line, Inc., and David S. Congdon, effective as of June 1, 2008

10.17.9 - Amended and Restated Employment Agreement Between Old Dominion Freight Line, Inc., and John B. Yowell, effective as of June 1, 2008

10.21 - Old Dominion Freight Line, Inc. Performance Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Dominion Freight Line, Inc.

June 3, 2008	By:	/s/ John P. Booker, III

Name: John P. Booker, III
Title: Vice President - Controller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

10.17.6	Amended and Restated Employment Agreement Between Old Dominion Freight Line, Inc., and Earl E. Congdon, effective as of June 1, 2008
10.17.7	Amended and Restated Employment Agreement Between Old Dominion Freight Line, Inc., and John R. Congdon, effective as of June 1, 2008
10.17.8	Amended and Restated Employment Agreement Between Old Dominion Freight Line, Inc., and David S. Congdon, effective as of June 1, 2008
10.17.9	Amended and Restated Employment Agreement Between Old Dominion Freight Line, Inc., and John B. Yowell, effective as of June 1, 2008
10.21	Old Dominion Freight Line, Inc. Performance Incentive Plan